SELLERS & ANDERSEN,  LLC                         941 East 3300 South, Suite 202
------------------------                             Salt Lake City, Utah 84106
Certified Public Accountants and                         Telephone 801 486-0096
Business Consultants                                           Fax 801 486-0098







March 9, 2004

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4(a) of Amendment No. 1 to Form 8-K dated February 16, 2004, of ABSS CORP. and are in agreement with the statements contained therein. Our audit report expressed a going concern. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.


Very truly yours,

/s/ Sellers & Andersen, LLC